As filed with the Securities and Exchange Commission on August 11, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

APOLLO GLOBAL MANAGEMENT, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	86-3155788
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

9 West 57th Street, 42nd Floor New York, New York	10019
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.75% Series A Mandatory Convertible Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-271275

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Descriptions of the 6.75% Series A Mandatory Convertible Preferred Stock (the “Preferred Stock”) of Apollo Global Management, Inc. (the “Registrant”) are contained in a prospectus dated April 14, 2023, constituting part of the Registrant’s registration statement on Form S-3ASR (File No. 333-271275), relating to the Preferred Stock (the “Prospectus”), and a supplement to the Prospectus dated August 8, 2023 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). The descriptions of the Preferred Stock set forth under the headings “Description of Capital Stock” and “Description of Mandatory Convertible Preferred Stock,” respectively, in the Prospectus and Prospectus Supplement are each incorporated herein by reference and made part of this registration statement in their entirety.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Tango Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K12B filed on January 3, 2022 (File No. 001-41197)).

3.2	Amendment to the Amended and Restated Certificate of Incorporation of Apollo Global Management, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K12B filed on January 3, 2022 (File No. 001-41197)).

3.3	Amended and Restated Bylaws of Apollo Global Management, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 8-K12B filed on January 3, 2022 (File No. 001-41197)).

4.1	Certificate of Designations of 6.75% Series A Mandatory Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 11, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Date: August 11, 2023